United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01 Regulation FD Disclosure.

In this Current Report on Form 8-K, unless the context suggests otherwise, the terms “we”, “us”, and “our” refer to Atlantic Union Bankshares Corporation and its direct and indirect subsidiaries, including Atlantic Union Bank.

During our first quarter earnings conference call held on April 25, 2023, we discussed our intent to take certain actions to seek to reduce our operating expenses in light of the prevailing operating environment and our lower revenue growth expectations for 2023.

In the second quarter of 2023, we completed a review of our operating expenses and we are announcing a series of cost saving measures expected to reduce these expenses. These measures include our recent:

●	reorganization of certain management teams and personnel, which is expected to reduce employee headcount by approximately 4% by the end July 2023, as compared to March 31, 2023, and

●	exit from our indirect automobile financing business.

We are also planning additional cost saving measures, including:

●	the renegotiation of certain contracts with third-party vendors, and

●	reducing our excess corporate office space by terminating certain existing leases.

We expect these initiatives to reduce our annual expense run rate by approximately $17 million. We also expect these initiatives to result in total pre-tax one-time expenses of approximately $11.9 million, or $9.4 million on an after-tax basis, that will be recognized over the next two quarters with approximately $4.4 million pre-tax, or approximately $3.5 million after-tax, expected to occur in the second quarter of 2023 and approximately $7.5 million pre-tax, or approximately $5.9 million after-tax, expected to occur in the third quarter of 2023. These estimates and the timing thereof are subject to a number of assumptions, and actual outcomes may differ materially. We may also incur charges or expenses not currently contemplated due to unanticipated events that may occur in connection with these initiatives.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intent,” “expect,” “seek to,” “will,” “may,” “believe,” “estimate,” “anticipate,” “plan,” or words of similar meaning or other statements concerning opinions or judgment of our management about future events. Examples of forward-looking statement include, among others, statements regarding our expense reduction initiatives, including certain expected financial impacts of these actions and the timing thereof. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to: the number of employee terminations; factors related to contracts, such as early termination costs; ongoing negotiations with third-party vendors; changes in management’s assumptions; our ability to accurately estimate and effectively manage the costs relating to exiting our indirect automobile financing business; unexpected delays; increased costs; regulatory restrictions; and the other factors set forth under the heading “Risk Factors” in our reports on Form 10-K and Form 10-Q and our other filings with the SEC. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this Current Report on Form 8-K. Forward-looking statements speak only as of the date on which they are made and we undertake no obligation to update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: June 15, 2023	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

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